UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 26, 2015

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.
On June 26, 2015, MidWestOne Financial Group, Inc. (the “Company”) and MidWestOne Bank, the Company’s wholly owned subsidiary (the “Bank”), entered into a Purchase Agreement (the “Purchase Agreement”) with States Resources Corp. (“SRC”), pursuant to which the Company and the Bank agreed to sell their loan pool participations to SRC. The loan pool participations are participation interests in performing, subperforming and nonperforming loans purchased from various non-affiliate banking organizations and serviced by SRC. The Company entered into this business upon the consummation of a merger in March 2008. As previously announced, the Company decided to exit this line of business.
As of March 31, 2015, the Company had loan pool participations, net, totaling $18.2 million. The Company’s sale of loan pool participations as contemplated by the Purchase Agreement was consummated on June 30, 2015, and as a result, the Company no longer holds any loan pool participations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	June 30, 2015	By:	/s/ GARY J. ORTALE
Gary J. Ortale
Executive Vice President and
Chief Financial Officer